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                                                                  EXHIBIT 99.a.2

                           SAL TRUST PREFERRED FUND I
                           --------------------------

                              DECLARATION OF TRUST

                              DATED JUNE 24, 1999
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                           SAL TRUST PREFERRED FUND I
                           --------------------------

                              Dated June 24, 1999

              This DECLARATION OF TRUST (hereinafter "Declaration") is made June 24, 1999 by the Trustees named hereunder for the purpose of forming a Delaware business trust under the Delaware Business Trust Statute and this Declaration shall constitute the governing instrument of such business trust.

              NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust may from time to time acquire in any manner upon the following terms and conditions for the benefit of the holders of shares of beneficial interest in this Trust.


                                   ARTICLE I
                                   ---------

                              NAME AND DEFINITIONS
                              --------------------

Section 1.01. Name. This trust shall be known as "SAL Trust Preferred Fund I"
------------  ----
and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1.02. Definitions. Wherever used herein, unless otherwise required by
------------  -----------
the context or specifically provided:

              (a) The term "Bylaws" shall mean the bylaws of the Trust, if any, as from time to time amended;

              (b) The terms "Commission," "Affiliated Person," "Assignment," "Interested Person," "Majority Shareholder Vote," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder;

              (c) The term "Delaware Business Trust Statute" shall mean the provisions of Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as it may be amended from time to time;

              (d) The term "Net Asset Value" shall mean the net asset value of the Trust (as defined below) determined in the manner provided in Article IX,
Section 9.02 hereof;

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              (e) The term "Preferred Securities" shall mean the preferred securities issued by the three statutory trusts organized and established by FirstBancorp, Inc., First Southern Bancorp, Inc. and Central Community Corporation, respectively; or, if one or more of the statutory trusts is terminated, the subordinated debentures held by the respective statutory trust or trusts at the time of its termination.

              (f) The term "Shareholder" shall mean a record owner of Shares of the Trust;

              (g) The term "Shares" shall mean the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Trust shall be divided and may include fractions of Shares as well as whole Shares;

              (h) The term "Trust" shall refer to the SAL Trust Preferred Fund
I;

              (i) The term "Trustee" or "Trustees" shall mean the person or persons who has or have signed this Declaration, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

              (j) The term "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees on behalf of the Trust.

              (k) The term "1940 Act" shall refer to the Investment Company Act of 1940, as amended from time to time.


                                   ARTICLE II
                                   ----------

                              BENEFICIAL INTEREST
                              -------------------

Section 2.01. Shares of Beneficial Ownership Interest. The beneficial interest
------------  ---------------------------------------
in the Trust shall be divided into such transferable Shares of one class. The number of Shares authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.02. Issuance of Shares. The Trustees in their discretion may, from
------------  ------------------
time to time, without vote of the Shareholders, issue Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, at such time or times and on such terms as the Trustees may deem appropriate. In connection with any issuance of Shares, the Trustees may issue fractional

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Shares and Shares held in the treasury.  The Trustees from time to time may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

Section 2.03. Ownership and Transfer of Shares. The Trust or a transfer or
------------  --------------------------------
similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders, the number of Shares held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 2.04. Treasury Shares. Shares held in the treasury shall not confer
------------  ---------------
any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.05. No Preemptive Rights. Shareholders shall have no preemptive or
------------  --------------------
other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

Section 2.06. Personal Liability of Shareholders. Each Shareholder of the
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Trust shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

Section 2.07. Assent to Declaration. Every Shareholder, by virtue of having
------------  ---------------------
purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

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                                  ARTICLE III
                                  -----------

                                  THE TRUSTEES
                                  ------------

Section 3.01. Management of the Trust. The Trustees shall have exclusive and
------------  -----------------------
absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

              The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

              Except for the Trustees named herein, appointed prior to a public offering of Shares pursuant to Section 3.02 of this Article III, or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

Section 3.02. Initial Trustees. The initial Trustee shall be the person named
------------  ----------------
herein. Prior to a public offering of Shares, the initial Trustee may appoint additional Trustees subject to Section 3.06 of this Article III. As soon as any Trustee appointed pursuant to this Section 3.02 shall have accepted this Trust, the Trust Property shall vest in the new Trustee or Trustees, together with initial Trustee, without any further act or conveyance, and the newly appointed Trustee shall be deemed a Trustee hereunder.

Section 3.03. Term of Office of Trustees. The Trustees shall hold office
------------  --------------------------
during the lifetime of this Trust, and until its termination as herein provided, except that: (a) any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by a vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or

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is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

Section 3.04. Vacancies and Appointment of Trustees. In case of the
------------  -------------------------------------
declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or if by reason of an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

              An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this Trust, the Trust Property shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and the newly appointed Trustee shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section 3.04 is subject to the provisions of Section 16(a) of the 1940 Act, as modified by or interpreted by any applicable orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission.

Section 3.05. Temporary Absence of Trustee. Any Trustee may, by power of
------------  ----------------------------
attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.06. Number of Trustees. Prior to a public offering of Shares, there
------------  ------------------
may be a sole Trustee. Thereafter, the number of Trustees shall be such number, as shall be set forth in a written instrument signed or adopted by a majority of the Trustees then in office.

Section 3.07. Effect of Death, Resignation, Etc., of a Trustee. The
------------  ------------------------------------------------
declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

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Section 3.08. Legal Title. Legal title to all the Trust Property shall be
------------  -----------
vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

              The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.09. Compensation. The Trustees as such shall be entitled to
------------  ------------
reasonable compensation from the Trust, and they may periodically fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.


                                   ARTICLE IV
                                   ----------

                             POWERS OF THE TRUSTEES
                             ----------------------

Section 4.01. Powers. The Trustees shall owe to the Trust and its Shareholders
------------  ------
the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to engage in any activity not prohibited by Delaware law or the terms of this Declaration. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The powers of the Trustees may be exercised without order of or resort to any court. Subject to any applicable limitation in this Declaration or the Bylaws of the Trust, the Trustees shall have power and authority:

              (a) To acquire and hold the Preferred Securities for the benefit of the Shareholders;

              (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

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

             (c) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

              (d) To adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Declaration;

              (e) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

              (f) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or in the Bylaws;

              (g) To retain one or more transfer agents and shareholder servicing agents, or both;

              (h) To set record dates in the manner provided herein or in the Bylaws;

              (i) To delegate such authority as they consider desirable to any officers of the Trust and to any investment manager, custodian, underwriter or other agent or independent contractor;

              (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustee shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

              (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

              (l) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

              (m) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

              (n) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

              (o) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

              (p) To interpret the investment policies, practices, or limitations;

              (q) To establish a registered office and have a registered agent in the state of Delaware;

              (r) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

              The foregoing clauses shall be construed both as objects and power, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

              No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

              Notwithstanding anything herein to the contrary, the Trustees may not vary the investments of the Trust which shall be limited to the Preferred Securities and interim short-term investments of funds received by the Trust between distribution dates. If Preferred Securities subject to a contract to purchase are not transferred to the Trust in accordance with the terms of such contract, the Trustees may within a 20-day period acquire securities of substantially the same character and quality as those under the "failed" contract. If such other securities are not so acquired, the Trustees will refund to the Shareholders on the next distribution date all amounts attributable to such "failed" contract.

Section 4.02. Issuance and Repurchase of Shares. The Trustees shall have the
------------  ---------------------------------
power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and, subject to the provisions set forth in Article II and
Article IX, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, with respect to which such Shares are issued.

Section 4.03. Trustees and Officers as Shareholders. Any Trustee, officer, or
------------  -------------------------------------
agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Section 4.04. Action by the Trustees. The Trustees shall act by majority vote
------------  ----------------------
at a meeting duly called or by written consent of a majority of the Trustees without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman or by any two (2) other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax, telegram or other electronic means sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax or other electronic means.

Section 4.05. Chairman of the Trustees. The Trustees shall appoint one of
------------  ------------------------
their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial, and/or accounting officer of the Trust.


                                   ARTICLE V
                                   ---------

                             EXPENSES OF THE TRUST
                             ---------------------

Section 5.01. Payment of Expenses By The Trust. Subject to the provisions of
------------  --------------------------------
Article II, Section 2.07 hereof, the Trust shall pay, or shall reimburse the Trustees from the assets of the Trust for their expenses and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and/or qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisors, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the Trust prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VI
                                   ----------

                        CONTRACTS WITH SERVICE PROVIDERS
                        --------------------------------

Section 6.01. Investment Manager. The Trustees may in their discretion, from
------------- ------------------
time to time, enter into an investment advisory or management contract or contracts with respect to the Trust; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a "majority shareholder vote," as defined by the 1940 Act.

              The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment manager to employ, from time to time, one or more sub-managers to perform such of the acts and services of the investment manager, and upon such terms and conditions, as may be agreed upon between the investment manager and sub-manager. Any reference in this Declaration to the investment manager shall be deemed to include such sub-managers, unless the context otherwise requires.

Section 6.02. Principal Underwriter. The Trustees may in their discretion from
------------  ---------------------
time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the Bylaws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI, or of the Bylaws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 6.03. Transfer Agent. The Trustees may in their discretion from time
------------  --------------
to time enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration or of the Bylaws.

Section 6.04. Administrator. The Trustees may in their discretion from time to
------------  -------------
time enter into an administration agreement whereby the other party to such agreement shall undertake to manage the business affairs of the Trust and furnish the Trust with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 6.05. Parties to Contract. Any contract of the character described in
------------  -------------------
Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03 and 6.04 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 6.05.

Section 6.06. Provisions and Amendments. Any contract entered into pursuant to
------------  -------------------------
Sections 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to
Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation, order or interpretive release of the Commission.

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

                                  ARTICLE VII
                                  -----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

Section 7.01. Voting Powers. The Shareholders shall have power to vote only
------------  -------------
(i) for the election of Trustees as provided in Article III, Section 3.01 and
3.02 hereof, (ii) for the removal of Trustees as provided in Article III,
Section 3.03(d) hereof, (iii) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.01 and 6.07 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider necessary or desirable.

              Each whole share shall be entitled to one (1) vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration or any of the Bylaws of the Trust to be taken by Shareholders. Meetings of shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the Bylaws.

Section 7.02. Quorum and Required Vote. One-third of Shares entitled to vote in
------------  ------------------------
person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Declaration of the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee.


                                  ARTICLE VIII
                                  ------------

                                   CUSTODIAN
                                   ---------

Section 8.01. Appointment and Duties. The Trustees at all times shall employ a
------------  ----------------------
bank, a company that is a member of a national securities exchange, or a trust company, or any other entity satisfying the requirements of the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the Bylaws of the Trust:

              (1) to hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing;

              (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

              (3) to disburse such funds upon orders or vouchers;

and the Trust also may employ such custodian as its agent:

              (4) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

              (5) to compute, if authorized to do so by the Trustees, the Net
                  Asset Value in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

              The Trustees also may authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company or any other entity satisfying the requirements of the 1940 Act.

Section 8.02. Central Certificate System. Subject to such rules, regulations,
------------  --------------------------
and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

                                   ARTICLE IX
                                   ----------

                         DISTRIBUTIONS AND REDEMPTIONS
                         -----------------------------

Section 9.01. Distributions.
------------  -------------

              (a) The Trustees from time to time may declare and pay dividends or other distributions, the amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

              (b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine.

Section 9.02. Determination of Net Asset Value and Valuation of Portfolio
------------  -----------------------------------------------------------
Assets. The term "Net Asset Value" of the Trust shall mean that amount by which
------
the assets of the Trust exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined on such days and at such times as the Trustees may determine. The Trustees may delegate any of their powers and duties under this Section 9.02 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the Trust, shall be divided by the total number of shares of the Trust outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.


                                   ARTICLE X
                                   ---------

                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

Section 10.01. Limitation of Liability. All Persons contracting with or having
-------------  -----------------------
any claim against the Trust shall look only to the assets of the Trust for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 10.02. Indemnification.
-------------  ---------------

               (a) The Trust shall indemnify the Trustees and officers of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise (other than, except as authorized by the Trustees, as the plaintiff or complainant) or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 10.02 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any Person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence (negligence in the case of Affiliated Indemnitees), or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustees.

               (b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

               (c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

               (d) The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

               (e) Notwithstanding the foregoing, subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify Persons providing services to the Trust to the full extent provided by law as if the Trust were a corporation organized under the Delaware General Corporation Law provided that such indemnification has been approved by a majority of the Trustees.

Section 10.03. No Bond Required of Trustees. No Trustee shall be obligated to
-------------- ----------------------------
give any bond or other security for the performance of any of his duties hereunder.

Section 10.04. No Duty of Investigation; Notice in Declarations, Etc. No
-------------  ------------------------------------------------------
purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 10.5. Reliance on Experts, Etc. Each Trustee, officer or employee of
------------  -------------------------
the Trust shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

Section 11.01. Trust Not a Partnership. It is hereby expressly declared that a
-------------  -----------------------
trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder.
All Persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefore. Nothing in this Declaration shall protect a Trustee against any liability to which the Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 11.02. Trustee Action. The exercise by the Trustees of their powers and
-------------  --------------
discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this
Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Section 11.03. Establishment of Record Dates. For the purpose of determining
-------------  -----------------------------
the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books any time prior to the payment of a distribution. The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable law, before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

Section 11.04. Termination of Trust.
-------------  --------------------

               (a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this Section 11.04.

               (b) The Trustees, subject to a majority Shareholder vote of the Trust, and subject to a vote of a majority of the Trustees, may at any time, sell and convert into money all of the assets of the Trust.

               Upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of Shares then outstanding.

               (c) The Trustees may take the actions specified in paragraph (b) of this Section 11.04 without obtaining the approval of Shareholders if a majority of the Trustees determines that the continuation of the Trust is not in the best interests of the Trust or its Shareholders as a result of factors or events adversely affecting the ability of the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or affecting assets of the type in which the Trust invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust.

               (d) Upon completion of the distribution of the remaining proceeds as provided in paragraph (b) of this Section 11.04, the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties with respect to the Trust shall be canceled and discharged.

               Upon termination of the Trust, following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 11.05. Filing of Copies; References; Headings. The original or a copy
-------------  --------------------------------------
of this Declaration and the original or a copy of each amendment hereof or Declaration supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration or of any such amendment or supplemental Declaration, and references to this Declaration, and all expressions such as or similar to "herein," "hereof," and "hereunder" shall be deemed to refer to this Declaration as amended or affected by any such supplemental Declaration. All expressions such as or similar to "his," "he," and "him" shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this Declaration, rather than the headings, shall control. This Declaration may be executed in any number of counterparts each of which shall be deemed an original.

Section 11.06. Applicable Law. The trust set forth in this instrument is made
-------------  --------------
in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustee or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a "Delaware business trust," and, without limiting the provisions hereof, the Trust may exercise all powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.07. Amendments. Except as specifically provided herein, the
-------------  ----------
Trustees, without Shareholder vote, may amend or otherwise supplement this Declaration by making an amendment, a Declaration supplemental hereto, or an amended and restated Declaration. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 7.01 of the Article VII hereof, (ii) on any amendment to this Section 11.07, (iii) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to the Shareholders by the Trustees. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of covered Persons prior to such amendment.

Section 11.08. Derivative Actions. In addition to the requirements set forth in
-------------  ------------------
Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

               (a) Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust shall join in the request for the Trustees to commence such action; and

               (b) The Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

Section 11.10. Fiscal Year. The fiscal year of the Trust shall end on a
-------------  -----------
specified date as set forth in the Bylaws, provided, however, that the Trustees, without Shareholder approval, may change the fiscal year of the Trust.

Section 11.11. Provisions in Conflict With Law. The provisions of this
-------------  -------------------------------
Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, with the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration shall be held invalid or improper, unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

               IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this instrument this 24th day of June, 1999.



                                    ----------------------------------,
                                    as Trustee and not individually